UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2014 (April 8, 2014)
Date of Report (Date of earliest event reported)

MEDGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Building 700

Wayne, Pennsylvania 19087

(Address of principal executive offices, zip code)

(610) 254-4201
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2014, the Compensation Committee of the Board of Directors of Medgenics, Inc., a Delaware corporation (the “Company”), approved an amendment to the Company’s Stock Incentive Plan (the “Incentive Plan”), subject to stockholder approval. The amendment to the Incentive Plan was approved by stockholders at the Company’s Annual Meeting of Stockholders on April 8, 2014. The amendment increased the number of shares of common stock available for issuance under the Incentive Plan by 2,000,000 shares. A copy of the amendment to the Incentive Plan is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 8, 2014, the Company held its Annual Meeting of Stockholders. At the meeting, all nine directors of the Company nominated for re-election were elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Tabulated with the name of each of the nominees elected is the number of votes cast for each nominee, the number of votes withheld with respect to each nominee and the number of broker non-votes with respect to each nominee.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sol J. Barer	7,299,365	36,015	6,036,061

Eugene A. Bauer	7,307,123	28,257	6,036,061

Isaac Blech	6,970,526	364,854	6,036,061

Alastair Clemow	6,999,360	336,020	6,036,061

Michael F. Cola	7,298,965	36,415	6,036,061

Wilbur H. (Bill) Gantz	7,328,799	6,581	6,036,061

Joseph J. Grano, Jr.	6,967,626	367,754	6,036,061

Joel S. Kanter	7,328,799	6,581	6,036,061

Stephen D. McMurray	7,288,301	47,079	6,036,061

In addition, the proposal to approve the cancellation of the admission of the Company’s shares of common stock to trading on the London Stock Exchange’s Alternative Investment Market, or AIM, was approved at the meeting with 7,312,396 votes in favor, 15,965 votes against, 7,019 abstentions and 6,036,061 broker non-votes. The proposal to amend the Incentive Plan was approved at the meeting with 5,757,262 votes in favor, 1,553,621 votes against, 24,497 abstentions and 6,036,061 broker non-votes. Finally, the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified at the meeting with 13,316,085 votes in favor, 22,786 votes against, 32,570 abstentions and no broker non-votes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Second Amendment of the Medgenics, Inc. Stock Incentive Plan (as amended and restated effective March 5, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDGENICS, INC.

By:	/s/ Phyllis K. Bellin
Name: Phyllis K. Bellin Title: Vice President – Administration

Date: April 9, 2014